UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Red Cat Holdings, Inc.’s Sale of Securities

Effective July 22, 2024, Red Cat Holdings, Inc. (“Red Cat”) sold all of its securities in Unusual Machines, Inc. (the “Company”) to two unaffiliated third-party purchasers (the “Purchasers”). As part of the transaction, on July 22, 2024, Red Cat entered into an Exchange Agreement (the “Exchange Agreement”) with the Company pursuant to which Red Cat exchanged 4,250,000 shares of the Company’s common stock, par value $0.001 per share for 4,250 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Series A”) whereupon. Red Cat sold the Series A and the New Notes to the Purchasers for $4.4 million in cash pursuant to a Purchase Agreement (the “Purchase Agreement”) in a transaction that closed on July 22, 2024.

Immediately prior to the sale to the Purchasers, the Company issued Red Cat $4,000,000 of its 8% Promissory Notes due November 30, 2025 (the “New Notes”) reflecting (i) satisfaction and settlement of working capital adjustments, more fully discussed below, and (ii) a maturity date extension to November 30, 2025.

The Series A and New Notes have beneficial ownership limitations of 4.99%, or 9.99% upon election of the holder upon at least 61 days written notice to the Company.

The foregoing descriptions of the Exchange Agreement, New Notes and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the respective documents, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Working Capital Adjustment Agreement

On February 16, 2024, Red Cat sold Fat Shark Holdings Ltd. and Rotor Riot LLC to the Company pursuant to a Share Purchase Agreement dated November 21, 2022, as amended (the “Share Purchase Agreement”). The Share Purchase Agreement provided that the purchase price was to be increased on a dollar-for-dollar basis by the amount by which the working capital exceeded the agreed working capital (the “Working Capital Adjustment”). After negotiations between the parties, it was determined that the Company owed Red Cat $2,000,000 as a Working Capital Adjustment.

On July 22, 2024 Company, Red Cat, and Mr. Thompson entered into a Closing Date Working Capital Agreement and Consent (the “Closing Date Working Capital Agreement”) under which the parties agreed to (i) increase of the principal amount of the Original Note by $2,000,000, and (ii) extend the maturity date of the Original Note to November 30, 2025.

The foregoing description of the Closing Date Working Capital Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Closing Date Working Capital Agreement and Consent, a copy of which is filed hereto as Exhibit 10.4, and is incorporated herein by reference.

The foregoing transactions were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On July 22, 2024, the Company issued a press release announcing the transactions described herein. A copy of the press release is being furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.1	Form of 8% Promissory Note *
10.2	Form of Exchange Agreement *
10.3	Form of Closing Date Working Capital Agreement and Consent *
10.4	Form of Purchase Agreement *
99.1	Press Release issued July 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: July 23, 2024	By:	/s/ Jeffrey M. Thompson
Name: Jeffrey M. Thompson
Title: Chief Executive Officer